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             SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549

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                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):
                      August 26, 1999



                    CONNING CORPORATION
   (Exact name of registrant as specified in its charter)

                          Missouri
       (State or other jurisdiction of incorporation)


        0-23183                                 43-1719355
        -------                                 ----------
(Commission File Number)            (I.R.S. Employer Identification No.)



        700 Market Street, St. Louis, Missouri 63101
        --------------------------------------------
    (Address of principal executive offices) (zip code)


                       (314) 444-0498
    (Registrant's telephone number, including area code)






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ITEM 1.   CHANGES IN CONTROL.

     Item 1(b) of Form 8-K requires a registrant to disclose any arrangement known to the registrant, the operation of which may at a subsequent date result in a change in control of the registrant. GenAmerica Corporation ("GenAmerica") is the parent corporation of General American Life Insurance Company and the beneficial owner of approximately 61% of the outstanding common stock of Conning Corporation ("Conning"). On August 26, 1999, GenAmerica announced a definitive agreement whereby Metropolitan Life Insurance Company ("MetLife") will acquire GenAmerica, including GenAmerica's beneficial ownership of a majority of the outstanding common stock of Conning.

     The following is a description of the general terms of the acquisition transaction that are relevant to Conning.

General

     The stock purchase agreement contemplates that MetLife will purchase all of the outstanding stock of GenAmerica from General American Mutual Holding Company ("GAMHC"). After consummation of the transaction, GenAmerica will be a wholly owned subsidiary of MetLife.

Purchase Price

     The stock purchase agreement provides that the purchase price will be $1.2 billion which amount will be reduced if there are delays in completing the transaction. In the event that all required government approvals are obtained and the closing does not occur prior to the 120th day after August 26, 1999, for each calendar day commencing with the 120th day through the 179th day, or the closing date if earlier, the purchase price will be reduced by $1 million, and for each day commencing with the 180th day through the closing date, the purchase price will be reduced by $2 million.

Employment

     MetLife has agreed to maintain, for a period of one year following the closing, the number of employees employed by GenAmerica and its subsidiaries, including Reinsurance Group of America, Incorporated ("RGA") and Conning, at 90% of the number employed at closing provided that this number may be adjusted to reflect businesses divested by GenAmerica.

Headquarters; Local Activities

     MetLife has agreed to maintain the corporate headquarters and principal executive offices of GenAmerica, Conning and RGA, in St. Louis, Missouri and to cause GenAmerica to continue to provide charitable contributions and community support within St. Louis in accordance with historic levels.

Interim Arrangement

     MetLife will develop with GAMHC a program of coinsurance support during the period until closing for new and existing business by General American and similar arrangements as may be required by RGA and Cova. MetLife will also develop with GAMHC a program of policy conversion to support General American's in force business through the closing.

     MetLife and GAMHC will implement a stabilization program to address the funding agreement business. This program will consist of an exchange program or other program to be agreed to by MetLife and GAMHC. Under an exchange program, MetLife will offer an exchange contract to each holder of a funding agreement contract. In return, General American will transfer assets to MetLife with a market value equal to the liabilities under these contracts plus a risk premium of $120 million. If an exchange program is implemented, MetLife will make a capital contribution of $120 million to General American following the closing.


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Conditions to Closing

     MetLife's obligation to effect the transactions contemplated in the stock purchase agreement are subject to among other things, satisfaction of the following conditions:

     * the representations and warranties of GAMHC set forth in the stock purchase agreement being true and correct as of the date of the stock purchase agreement and as of the date of closing (subject to certain exceptions);

     * GAMHC having performed or complied with all agreements, covenants, obligations and conditions required to be performed under the terms of the stock purchase agreement;

     * GenAmerica having not commenced a voluntary bankruptcy proceeding, and if an involuntary case is commenced against GenAmerica, it having been dismissed within 60 days after its commencement;

     * any approvals or orders required in connection with the reorganization proceeding to permit the consummation of the transactions contemplated in the stock purchase agreement having been obtained and become final and nonappealable, or the period for appealing any such approval having passed, or if with respect to any appeals pending, MetLife having determined, in its sole discretion exercised in good faith, that the appeals are unlikely to invalidate MetLife's title to the shares of GenAmerica; and

     * General American not being subject to a pending rehabilitation proceeding under the Missouri Insurance Code.

     GAMHC's obligation to complete the transactions contemplated in the stock purchase agreement is subject to, among other things, satisfaction of the following conditions:

     * the representations and warranties of MetLife set forth in the stock purchase agreement being true and correct as of the date of the stock purchase agreement and as of the date of closing (subject to certain exceptions);

     * MetLife having performed or complied with all agreements, covenants, obligations and conditions required to be performed under the terms of the stock purchase agreement; and

     * any approvals or orders required in connection with the reorganization proceeding to permit the consummation of the transactions contemplated in the stock purchase agreement having been obtained, and such approvals or orders not having been stayed or reversed.

     In addition to the foregoing, the obligations of both MetLife and GAMHC to complete the transactions contemplated in the stock purchase agreement are subject to satisfaction of the following conditions:

     * lack of any temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated in the stock purchase agreement;

     * all approvals of governmental authorities required to consummate the transactions contemplated in the stock purchase agreement having been obtained and being in full force and effect;



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     *    expiration or termination of the waiting period under the
          Hart-Scott Rodino Act; and

     * the reorganization plan, containing terms specified in an exhibit to the stock purchase agreement, being approved.

Termination

     The stock purchase agreement may be terminated prior to the closing only as follows:

     *    by mutual agreement of MetLife and GAMHC;

     * by either MetLife or GAMHC if a condition to its obligation to perform becomes incapable of fulfillment;

     * by MetLife if GAMHC (i) breaches or fails to perform in any material respect any covenants or agreements, or (ii) breaches any representation or warranty that is qualified as to material adverse effect or breaches any other representation or warranty which breach would have a material adverse effect and such breach or failure to perform is not cured within 30 days;

     * by GAMHC if MetLife breaches or fails to perform in any material respect any covenants, agreements, representation or warranty and such breach or failure to perform is not cured within 30 days;

     * by either MetLife or GAMHC if the closing does not occur by August 26, 2000 (or October 26, 2000 in certain circumstances);

     * by GAMHC if, as a result of a proposal from a party other than MetLife with respect to an alternate transaction, (i) its board of directors determines in good faith following consultation with outside counsel and financial advisors that acceptance of such proposal is necessary for the board to act consistent with its fiduciary duties, or (ii) the director of the Missouri Department of Insurance directs GAMHC to terminate the stock purchase agreement;

     * by MetLife if any material insurance subsidiary of GenAmerica is placed in delinquency or rehabilitation proceedings (other than any rehabilitation proceedings with respect to General American to effectuate the transactions contemplated in the stock purchase agreement provided that such proceeding is completed within 21 days);

     * by MetLife if an order approving the reorganization proceeding or the stock purchase agreement is appealed and stayed and such stay is not lifted within 15 days after it is issued; and

     * by MetLife if, after August 26, 1999, there occurs a change that fundamentally impairs, in a manner that cannot be remedied within a reasonable period of time, the core business operations of GenAmerica and its subsidiaries, taken as a whole, and is not attributable to (i) general economic conditions in the U.S. or elsewhere, including changes in interest rates and changes in the stock or other financial markets, (ii) conditions generally affecting the life insurance, life reinsurance or securities industries, or (iii) conditions resulting from the announcement or existence of the stock purchase agreement or the consummation of the transactions contemplated therein.



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     In addition, on August 24, 1999, a Special Committee of directors of Conning recommended, and the Board of Directors of Conning approved, a resolution approving the acquisition of beneficial ownership by MetLife of all shares of Conning stock beneficially held by GenAmerica for purposes of Article Four of Conning's Articles of Incorporation (which contains limitations on the ability of certain shareholders to vote shares of Conning stock) and the business combination statutes in the General and Business Corporation Law of Missouri.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c) The following exhibit is filed as part of this report on Form 8-K.

          Exhibit 99.1  Press Release issued by the Company and dated
          ------------
August 26, 1999, relating to the announcement by GenAmerica Corporation and Metropolitan Life Insurance Company.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 10, 1999                 CONNING CORPORATION

                                    By:  /s/ Fred M. Schpero
                                    Name:  Fred M. Schpero
                                    Title: Senior Vice President
                                           and Chief Financial Officer